Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-35199, 333-36473, and 333-47523 of Fred Meyer, Inc., all on Form S-8, and
Registration Statement Nos. 333-44537, 333-46835, and 333-56637 of Fred Meyer, Inc. on Form S-3, of our report dated March 10, 1999, included in the Annual Report on Form 10-K of Fred Meyer, Inc. for the year ended January 30, 1999.


DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
April 14, 1999